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                                                                  Exhibit (g)(2)


                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 4
                                       TO
                     AMENDED AND RESTATED CUSTODY AGREEMENT


        WHEREAS, Excelsior Funds Trust (formerly, Excelsior Institutional Trust) (the "Company") and JP Morgan Chase Bank (formerly, The Chase Manhattan Bank) desire to amend the Amended and Restated Custody Agreement dated as of June 27, 2001 (the "Agreement") by and between them to include the Enhanced Tax Managed International Fund and the Equity Income Fund as investment portfolios of the Company covered by the Agreement; and

        WHEREAS, the Amended and Restated Custody Agreement, as expressly amended hereby, shall continue in full force and effect.

        The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

        Exhibit A to the Agreement is hereby amended and restated as follows:

               EXHIBIT A TO AMENDED AND RESTATED CUSTODY AGREEMENT


   Portfolios covered by the Amended and Restated Custody Agreement effective as of September 30, 2003, between JP Morgan Chase Bank and
                              Excelsior Funds Trust

                   Equity Fund
                   Mid Cap Value Fund
                   Optimum Growth Fund
                   Income Fund
                   Total Return Bond Fund
                   High Yield Fund
                   International Equity Fund
                   Enhanced Tax Managed International Fund
                   Equity Income Fund





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      IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of September 30, 2003.

                                            JP MORGAN CHASE BANK


                                            Name:/s/ Mary Ellen Costello
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------



                                            EXCELSIOR FUNDS TRUST


                                            Name: /s/ Joe Leung
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------


Dated:  September 30, 2003